
IPO
                                TRANSACTIONS EFFECTED PURSUANT TO RULE 10F3.


Series                           R.J.         FORM    YRS. IN                                       DATE OFFERING   PURCHASE
 #      FUND                     INVOLVED?    REC'D?  BUSINESS:       SECURITY:   DATE OF PURCHASE: COMMENCED:      PRICE:
 1      HGIT    IPO              No         N/A       N/A        VISA Inc.            3/19/2008     3/19/2008        $ 44.00
 1      HGIT    Addit. Offering  No         N/A       N/A        CIT Grp Inc. Com     4/22/2008     4/22/2008        $ 11.00
 1      HGIT    IPO              No         N/A       N/A        CIT Grp Inc. CV PFD  4/22/2008     4/22/2008        $ 50.00


                SECURITIES         SHARE AMOUNT    AMOUNT               TOTAL
COMMISSION:     ACQUIRED FROM:     PURCHASED       PURCHASED:           OFFERING:
             J.P. Morgan                   9,375   $   412,500.00       $   93,098,600.00
             Morgan Stanley               62,700   $   689,700.00       $1,001,000,000.00
             Morgan Stanley                9,500   $   475,000.00       $1,001,000,000.00